As filed with the Securities and Exchange Commission on February 1, 2024.

Registration No. 333-272908

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549F

___________________________

AMENDMENT NO. 12 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

SEQLL INC.

(Exact name of registrant as specified in its charter)

___________________________

Delaware	3826	46-5319744
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3 Federal Street
Billerica, MA 01821
(781) 460-6016

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Daniel Jones
Chief Executive Officer
3 Federal Street
Billerica, MA 01821
(781) 460-6016

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Eric M. Hellige, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036-6569 Telephone: (212) 326-0846 Fax: (212) 326-0806	Elliot H. Lutzker, Esq. Davidoff Hutcher & Citron LLP 605 Third Avenue, 34th Floor New York, NY 10158 Telephone: (646) 428-3210 Fax: (212) 286-1884	Mitchell S. Nussbaum, Esq. Alexandria E. Kane, Esq. David J. Levine, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000

___________________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 12 (this “Amendment No. 12”) to the Registration Statement on Form S-1 of SeqLL Inc. (File No. 333-272908) (the “Registration Statement”) is being filed as an exhibit-only filing solely to file an updated legal opinion of Pryor Cashman LLP as Exhibit 5.1 (the “Legal Opinion”). Accordingly, this Amendment No. 12 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the Legal Opinion filed herewith as Exhibit 5.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)    Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and are incorporated by reference herein.

Incorporation by Reference
Exhibit Number	Description of Exhibits	Form	Filing Date	Exhibit Number
1.1	Form of Underwriting Agreement	—	**	—
2.1	Agreement and Plan of Reorganization	8-K	5/31/23	2.1
2.2	Amendment No. 1 to Agreement and Plan of Reorganization	8-K	6/23/23	2.2
2.3	Amendment No. 2 to Agreement and Plan of Reorganization	—	**	—
2.4	Amendment No. 3 to Agreement and Plan of Reorganization	—	**	—
2.5	Amendment No. 4 to Agreement and Plan of Reorganization	—	**	—
2.6	Amendment No. 5 to Agreement and Plan of Reorganization	—	**	—
3.1	Amended and Restated Certificate of Incorporation, as currently in effect	8-K	8/31/21	3.1
3.2	Amended and Restated Bylaws, as currently in effect	8-K	8/31/21	3.2
4.1	Specimen common stock certificate	S-1/A	5/22/19	4.1
4.2	Form of outstanding Warrant	S-1	4/23/19	4.4
4.3	Form of Warrant Agency Agreement dated August 31, 2021 between SeqLL Inc. and VSTOCK Transfer LLC	8-K	8/31/21	10.1
4.4	Form of outstanding Common Stock Purchase Warrant	S-1/A	8/16/21	4.6
4.5	Form of Representative’s Warrant	—	**	—
4.6	Form of Warrant Agency Agreement between SeqLL Inc. and VStock Transfer LLC	—	**	—
4.7	Form of Series A Warrant	—	**	—
4.8	Form of Series B Warrant	—	**	—
4.9	Form of Pre-Funded Warrant	—	**	—
5.1	Opinion of Pryor Cashman LLP	—	*	—
10.1	Amended and Restated 2014 Equity Incentive Plan	S-1	3/31/21	10.1
10.2	Atlantic International Corp. 2023 Equity Incentive Plan	14A	6/05/23	Annex B
10.3	Voting Proxy Agreement dated as of May 29, 2023	14A	6/05/23	Annex D
10.4	Asset Purchase Agreement dated as of May 29, 2023	8-K	5/31/23	10.1
10.5	Fairness Opinion dated May 23, 2023	14A	6/05/23	Annex C
10.6	Form of Consulting Agreement between Atlantic International Corp. and Robert Machinist	—	**	—
10.7	Form of Executive Employment Agreement between Atlantic International Corp. and Christopher Broderick	—	**	—
10.8	Form of Executive Employment Agreement between Atlantic International Corp. and Michael Tenore	—	**	—
10.9	Form of Executive Employment Agreement between Atlantic International Corp. and Jeffrey Jagid	—	**	—
10.10	Employment Agreement dated August 31, 2021 by and between Lyneer and Todd McNulty	—	**	—
10.11	Employment Agreement dated August 31, 2021 by and between Lyneer and James Radvany	—	**	—
10.12	Allocation Agreement dated as of December 31, 2023 by and among Lyneer Investments LLC and its subsidiaries; IDC Technologies Inc. and Prateek Gattani	—	**	—

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Incorporation by Reference
Exhibit Number	Description of Exhibits	Form	Filing Date	Exhibit Number
10.13	Second Omnibus Agreement dated as of January 16, 2024 by IDC Technologies Inc., Lyneer Investments LLC and its subsidiaries, PBC Lyneer Holdings LLC, as Administrative Agent, and PBC Lyneer Co-Investors, L.P.	—	**	—
10.14	Limited Consent and Fifth Amendment to ABL Credit Agreement and Forbearance Agreement dated as of January 16, 2024 by and among IDC Technologies Inc., Lyneer Investments LLC and its subsidiaries, and BMO Bank, N.A., as Administrative Agent	—	**	—
10.15	Sixth Amendment to Loan Agreement and Forbearance Agreement dated as of January 16, 2024 by and among IDC Technologies Inc., Lyneer Investments LLC and its subsidiaries, and SPP Credit Advisors LLC	—	**	—
10.16	Form of Convertible Promissory Note to be issued by Atlantic International Corp. to IDC Technologies Inc.	—	**	—
10.17	Form of Limited Guaranty and Pledge Agreement	—	**	—
21.1	Subsidiaries of Registrant	S-1	4/23/19	21.1
23.1	Consent of Wolf & Company, P.C., independent registered public accounting firm	—	**	—
23.2	Consent of RBSM LLP	—	**	—
23.3	Consent of Pryor Cashman LLP (included in Exhibit 5.1)	—	*	—
24.1	Power of Attorney (included on signature page to this registration statement)	—	**	—
107	Filing Fee Table	—	**	—

____________

*        Filed with this amendment.

**      Previously filed.

(b)    Financial Statement Schedules.

All other schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or the related notes to financial statements thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, State of Massachusetts, on this 1st day of February, 2024.

SEQLL INC.
By:	/s/ Daniel Jones
Daniel Jones Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel Jones	Chief Executive Officer and Chairman	February 1, 2024
Daniel Jones	(Principal Executive Officer)
/s/ Frances Scally	Chief Financial Officer	February 1, 2024
Frances Scally	(Principal Financial and Accounting Officer)
/s/ *	Director	February 1, 2024
Patrice M. Milos
/s/ *	Director	February 1, 2024
Douglas Miscoll
/s/ *	Director	February 1, 2024
David Pfeffer
*/s/ Daniel Jones		February 1, 2024
Daniel Jones

By: Daniel Jones, as Attorney-in-Fact

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